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                                                                    EXHIBIT 11.1

                          BROOKTROUT TECHNOLOGY, INC.
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                               COMPUTATION OF INCOME PER COMMON SHARE
                         (IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)
                                                                                   THREE MONTHS
                                                     YEARS ENDED DECEMBER 31,     ENDED MARCH 31,
                                                     -------------------------   -----------------
                                                      1993     1994     1995      1995      1996
                                                     ------   ------   -------   -------   -------
HISTORICAL-PRIMARY
  Weighted average number of common and common
     equivalent shares outstanding:
  Common stock.....................................   9,483    9,587     9,659     9,629     9,701
  Common equivalent shares (stock options).........     300      256       418       241       853
                                                     ------   ------   -------   -------   -------
          Total....................................   9,783    9,843    10,077     9,870    10,554
                                                     ======   ======   =======   =======   =======
  Income before change in accounting principle.....  $1,941   $2,629   $ 5,203   $   632   $ 1,166
  Change in accounting principle...................     337
                                                     ------   ------   -------   -------   -------
  Net income.......................................  $2,278   $2,629   $ 5,203   $   632   $ 1,166
                                                     ======   ======   =======   =======   =======
  Income per common share:
     Before change in accounting principle.........  $ 0.20   $ 0.27   $  0.52   $  0.06   $  0.11
     Change in accounting principle................    0.03     0.00      0.00      0.00      0.00
                                                     ------   ------   -------   -------   -------
     Net income....................................  $ 0.23   $ 0.27   $  0.52   $  0.06   $  0.11
                                                     ======   ======   =======   =======   =======
HISTORICAL -- FULLY DILUTED:
  Weighted average number of common and common
     equivalent shares outstanding:
  Common stock.....................................   9,483    9,587     9,659     9,629     9,701
  Common equivalent shares (stock options).........     309      250       495       412       969
                                                     ------   ------   -------   -------   -------
          Total....................................   9,792    9,837    10,154    10,041    10,670
                                                     ======   ======   =======   =======   =======
  Income before change in accounting principle.....  $1,941   $2,629   $ 5,203   $   632   $ 1,166
  Change in accounting principle...................     337
                                                     ------   ------   -------   -------   -------
  Net income.......................................  $2,278   $2,629   $ 5,203   $   632   $ 1,166
                                                     ======   ======   =======   =======   =======
  Income per common share:
     Before change in accounting principle.........  $ 0.20   $ 0.27   $  0.51   $  0.06   $  0.11
     Change in accounting principle................    0.03     0.00      0.00      0.00      0.00
                                                     ------   ------   -------   -------   -------
     Net income....................................  $ 0.23   $ 0.27   $  0.51   $  0.06   $  0.11
                                                     ======   ======   =======   =======   =======
PRO FORMA:
  Shares for primary calculation above.............   9,783    9,843    10,077     9,870    10,554
                                                     ======   ======   =======   =======   =======
  Income before change in accounting principle.....  $1,941   $2,629   $ 5,203   $   632   $ 1,166
  Pro forma tax charge on TSI income...............      42       34       424       (31)        5
                                                     ------   ------   -------   -------   -------
  Pro forma income before change in accounting
     principle.....................................   1,899    2,595     4,779       663     1,161
  Change in accounting principle...................     337
                                                     ------   ------   -------   -------   -------
  Pro forma net income.............................  $2,236   $2,595   $ 4,779   $   663   $ 1,161
                                                     ======   ======   =======   =======   =======
  Income per common share:
     Before change in accounting principle.........  $ 0.19   $ 0.26   $  0.47   $  0.07   $  0.11
     Change in accounting principle................    0.03     0.00      0.00      0.00      0.00
                                                     ------   ------   -------   -------   -------
     Net income....................................  $ 0.23   $ 0.26   $  0.47   $  0.07   $  0.11
                                                     ======   ======   =======   =======   =======
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